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                                                                             10

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT dated as of June 8, 1998 (this "Agreement") between The Cosmetic Center , Inc., a Delaware corporation (the "Company"), and Mary Elizabeth Burton (the "Executive").

         The Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

         Accordingly, the Company and the Executive hereby agree as follows:

    1. Employment, Duties and Acceptance.

         1.1 Employment, Duties. The Company hereby employs the Executive for the Term (as defined in Section 2.1) to render exclusive and full-time services to the Company or any subsidiary thereof as President and Chief Executive Officer of the Company, and to perform such other duties consistent with such position as may be assigned to the Executive by the Chairman or the Board of Directors of the Company. The Executive shall be permitted to serve on the Board of Directors of no more than two (2) publicly traded corporations (which as of the date hereof consist of Staples, Inc. and Gantos, Inc. ), provided that (i) the business conducted by any of such corporations is not competitive with the business of the Company or one of its affiliates and (ii) prior to being elected or appointed to a Board of Directors, the Executive shall have received the approval of the Chairman of the Company. The Executive serving on the Board of Directors of Staples, Inc. and Gantos, Inc. are hereby approved. For each of such two (2) Board of Directors the Executive may serve on, the Executive shall not spend more than fourteen (14) business days per year on matters relating to each of such two Board of Directors.

         1.2 Acceptance. The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders or by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be. The Executive hereby represents and warrants that the Executive is not subject to any confidentiality or non-compete provisions except as set forth in this Agreement or otherwise with the Company.

         1.3 Location. The duties to be performed by the Executive hereunder shall be performed primarily at the offices of the Company in the Columbia, Maryland metropolitan area subject to reasonable travel requirements to New York City and other locations on behalf of the Company.

    2. Term of Employment; Certain Post-Term Benefits.

         2.1 The Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on June 8, 1998, and shall end on December 31, 2000, or such later date to which the Term is extended pursuant to Section 2.2.

         2.2 End-of-Term Provisions. The Company and the Executive may give notice of non-renewal of the Term at any time. In the event the Company gives notice of non-extension of the Term on or after December 31, 1999, the Term automatically shall be extended so that it ends twelve months after the last day of the month in which the Company gives such notice. From and after December 31, 2000, unless and until the Company or the Executive gives written notice of non-extension to the other party pursuant to this Section 2.2, the Term automatically shall be extended day-by-day; upon the giving of notice of non-extension by the Company, the Term automatically shall be extended so that it ends twelve months after the last day of the month in which the Company gives such notice.

         2.3 Special Curtailment. The Term shall end earlier than the original December 31, 2000, termination date provided in Section 2.1 or any extended termination date provided in Section 2.2, in either case, if sooner terminated pursuant to Section 4. Non-extension of the Term shall not be deemed to be a wrongful termination of the Term or this Agreement by the Company pursuant to
Section 4.4.

    3. Compensation; Benefits.

         3.1 Salary. As compensation for all services to be rendered pursuant to this Agreement, the Company shall pay the Executive during the Term a base salary, payable bi-weekly in arrears, at the annual rate of $400,000, less such amounts as are required to be withheld by applicable law and regulations and deductions authorized by the Executive in writing (the "Base Salary"). In the event that the Company, in its sole discretion, from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement.

         3.2 Bonus. In addition to the amounts to be paid to the Executive pursuant to Section 3.1, the Executive shall participate in the Company's executive bonus plan, as from time to time in effect, or its successor plan(s), with a targeted bonus of 50% of Base Salary at the rate in effect during the calendar year in which bonus is earned for achievement of performance objectives and a maximum bonus potential of 100% of Base Salary at the rate in effect during the calendar year in which bonus is earned for significant overachievement of performance objectives, in each case subject to the terms of the plan. The performance objectives shall be set annually by the Compensation Committee of the Board of Directors of the Company. The amount payable for 1998 shall be pro-rated for the number of months worked, and provided further that the bonus payable for 1998 shall not be less than $100,000. Any such bonus shall be payable on or before March 30 of the year following the fiscal year in which bonus is earned and shall not be earned and payable unless the Executive is actively employed by the Company on the last date of the fiscal year relating to such bonus.


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

         3.3 Business Expenses. The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers, subject to and in accordance with the Company's applicable expense reimbursement and related policies and procedures as in effect from time to time.

         3.4 Vacation. During the Term, the Executive shall be entitled to a vacation period or periods of four weeks taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a year shall be forfeited.

         3.5 Fringe Benefits. During the Term, the Executive shall be entitled to all benefits for which the Executive shall be eligible or qualify for under any 401(k) plan, group insurance or other so-called "fringe" benefit plan which the Company provides to its senior officers generally, as such may be in effect from time to time. The Company's group life insurance provided to its employees in effect on the date hereof provides for coverage of up to two times an employees base salary, subject to a maximum amount of $500,000 of insurance. The Company will provide to the Executive an additional $300,000 of supplemental life insurance through the Company's supplemental life insurance program offered to employees and the premium for such insurance shall be paid for by the Company, provided that the Company's obligation to provide such insurance is subject to the insurer's satisfaction with any required medical examination and otherwise complying with the terms of such supplemental life insurance.

         3.6 Stock Options. (a) The Executive shall be recommend to the Compensation Committee or other committee of the Board administering the Company's 1997 Stock Option Plan (the "Option Plan") to receive (i) a stock option effective June 5, 1998 to purchase 100,000 shares of the Company's Class C common stock with an exercise price of the closing price per share of Class C common stock on June 5, 1998, (ii) a stock option, subject to shareholder approval of an increase in the number of shares authorized under the Option Plan and an increase in the number of options that may be granted per year to one optionee (the "Shareholder Approval"), effective June 5 1998 to purchase 150,000 shares of the Company's Class C common stock with an exercise price of the closing price per share of Class C common stock on June 5, 1998, (iii) a stock option, subject to the Shareholder Approval, effective June 5, 1998 to purchase 250,000 shares of the Company's Class C common stock with an exercise price of $5.00 per share of Class C common stock and (iv) a stock option, subject to the Shareholder Approval, effective June 5 1998 to purchase 500,000 shares of the Company's Class C common stock with an exercise price of $7.50 per share of Class C common stock, in each case having a term of 10 years with 25% of each such stock option grant becoming exercisable on the anniversary of the date of grant, provided that upon a Change of Control (as defined below), the foregoing stock options, except those that have been previously terminated or exercised, shall become immediately exercisable.

         (b) In the event the Executive determines to exercise all or any portion of the stock options granted by the Company, the Executive shall give the Company at least five (5)


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business days notice of such determination by the Executive (such notice, an
"Exercise Notice'). The Exercise Notice shall specify the number of stock options to be exercised, the number of shares of common stock of the Company subject to such stock options and the date on which such stock options shall be exercised (the "Exercise Date"). In order to assist the Company maintaining (i) tax or financial consolidation with Mafco (as defined below) or any of its subsidiaries or to prevent a Change of Control (as defined below), the Company shall have the right, by providing written notice (the "Election Notice") to the Executive no later than one (1) business day prior to the Exercise Date, to elect to pay the Executive cash in lieu of permitting the Executive to exercise all or a portion of such stock options set forth in the Exercise Notice (the `Cash Payment"), and the Election Notice shall identify the stock options and the number of shares under each such stock option as to which the Company has so determined to exercise its rights. The amount of the Cash Payment shall (on an option-by-option basis) equal the number of shares to which the Executive would otherwise would have become entitled (the "Shares") on exercise of the stock options set forth in the Company's Election Notice, multiplied by the difference between (A) the closing price of a Share on the Nasdaq Stock Market (or any successor exchange or market on which the Company's common stock may be traded) on the Exercise Date minus (B) the per share exercise price of such stock option. Any stock options or portion of stock options not subject to an Election Notice may be exercised by the Executive as set forth in the Exercise Notice on the Exercise Date, and the stock options not exercised by the Executive on the Exercise Date shall be subject to the Company's election under this Section 3.6(b).

         (c) "Change of Control" shall mean that any of the following events will be deemed to have taken place:

         (i) any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as modified in Sections 13(d) and 14(d) of the Exchange Act) other than (A) the Corporation or any of its subsidiaries, (B) any employee benefit plan of the Corporation or one of its subsidiaries, or (C) MacAndrews & Forbes Holdings Inc. or any affiliate thereof (collectively, "MAFCO"), (D) a corporation owned, directly or indirectly, by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a "Person"), becomes a "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the shares of common stock of the Corporation then outstanding, and such Person's beneficial ownership level then exceeds the percentage of the Corporation's outstanding shares beneficially owned by MAFCO;

         (ii) the consummation of any merger or consolidation of the Corporation or one of its subsidiaries with or into another corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 80% of the combined voting power of the voting securities of the Corporation or the surviving corporation or the parent of such surviving corporation;


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         (iii) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

         (iv) a majority of the Board of Directors votes in favor of a decision that a Change of Control has occurred.

         3.7 Relocation. (a) The Company shall provide to the Executive relocation from her home in Malibu, California to the Washington, D.C., or Baltimore, Maryland metropolitan area in accordance with the relocation policy of the Company in effect on the date hereof, and in addition to such policy, the Company will reimburse the Executive for any loss on the sale of the Executive's residence Malibu, California (provided that the Company shall control the sale process of such residence) in the manner set forth in clause
(b) below. In addition, notwithstanding anything to the contrary, the Company will not provide any tax gross-ups for any payments pursuant to this Section
3.7 or the Company's relocation policy.

         (b)(i) The Company shall reimburse the Executive for the payments of $7,760.12 per month on the mortgage for the Executive's principle home for a period from the date hereof to the date of the sale of such residence, but in no event longer than six months. The Executive shall, on behalf of the Company, list the Executive's residence with a broker for the sale of such residence. The Third Party Relocation Services (as defined below) exclusion clause shall be included in the broker's listing. Upon the sale of the Executive's residence the cash proceeds from such sale, less brokerage commission and other fees and expenses (the "Sale Proceeds") shall be (i) first applied to repay the mortgage on such residence, (ii) then be applied to repay the Executive the Executive's equity investment in the residence, and (iii) the balance of the Sale Proceeds will be paid to the Company. In the event the Sale Proceeds are not sufficient to repay the Executive her equity investment in her home, the Company shall pay to the Executive an amount equal to her equity investment in her home less the Sale Proceeds paid to the Executive in clause (ii) above. The Executive shall provide the Company such documents it reasonably requests to verify and determine the Executive's equity investment in her present home.

         (ii) In the event the Company and Executive determine to utilize a third party relocation service (the "Third Party Relocation Service") to assist the Company with the disposal of the Executive's present home, the Company shall engage the Third Party Relocation Service. The Executive shall choose one appraiser and the Company shall choose one appraiser from a list of independent appraisers provided by the Third Party Relocation Service. The appraisers will submit their written appraisals to the Third Party Relocation Service for review. If the value of each of the two appraisals are within 5% of each other, the average of such two values will be the purchase price for the Executive's home. If the value of the two appraisals are not within 5% of each, the Executive shall be entitled to elect by written notice to the Company (within 10 days of the receipt by the Executive of the last of the two appraisals) to have a third appraiser appraise the Executive's present home. The "Purchase Price" shall be the average of the two, and if there is a third, the three, appraisals on the Executive's present home. Following the determination of the Purchase Price, an amount (the "Equity Payment") equal to (i) the Purchase Price less (ii) the unpaid amount of the mortgage (including unpaid interest), if any, on the Executive's home will be paid to the


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Executive. In the event the Executive's equity investment in the home is greater than the Equity Payment, the Company shall make an additional payment to the Executive in the amount of the Executive's equity investment in the home less the Equity Payment to the Executive in the preceding sentence. The Executive shall provide the Company such documents it reasonable requests to verify and determine the Executive's equity investment in her present home.

         (c) The Executive shall have 60 days to vacate the property following the sale of the home pursuant to clause (b)(i) or the determination of the Purchase Price pursuant to clause (b)(ii). The Executive shall provide reasonable assistance requested by the Company in connection with the sale of the Executive's home and the relocation of the Executive. Each of the Company and the Executive shall use their reasonable efforts to have the foregoing sale and/or appraisals and payment to the Executive to be completed as soon as possible. In the event the processes set forth in clause (b) is not practicable due to the value of the Executive's present home or otherwise, or the sale of the Executive's home in clause (b)(i) will likely not be completed within six months from the date hereof, then the Company and the Executive shall negotiate in good faith an alternative process, with such alternative process having as two primary goals of the prompt payment to the Executive for the Executive's equity investment in the home and the prompt disposition by the Company of the Executive's home.

         3.8 Automobile. The Company shall provide to the Executive use of an automobile on a continuing basis in accordance with the Company's automobile policy.

         3.9 Legal Fees. The Company shall reimburse the Executive for legal fees paid by the Executive, or pay the fees of the Executive incurred, in connection with the negotiation of this Agreement, up to a maximum amount of $5,000.

    4. Termination.

         4.1 Death. If the Executive shall die during the Term, the Term shall terminate and no further amounts or benefits shall be payable hereunder , except that the Executive's legal representatives shall be entitled to receive the life insurance benefits provided for in Section 3.5.

         4.2 Disability. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for (i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term and no further amounts or benefits shall be payable hereunder, except that the Executive shall be entitled to receive
(i) continued payments in an amount equal to 60% of the Base Salary, in the manner specified in Section 3.1, until the end of the Term (as in effect immediately prior to such termination) or, if the Company has not then given notice of non-renewal pursuant to Section 2.2, for a period of twelve months after the last day of the month in which the termination described in this
Section 4.2 occurred, whichever is longer (the "Disability Period"), and (ii) the medical, dental and


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supplemental life insurance benefits provided for in Section 3.5 during the
Disability Period. If the Executive shall die before receiving all payments to be made by the Company in accordance with the foregoing, the payments specified in this Section 4.2 shall cease and Executive's beneficiaries or legal representatives shall be entitled to the life insurance benefits set forth in
Section 3.5 as provided for in Section 4.1.

         4.3 Cause. In the event of gross neglect by the Executive of the Executive's duties hereunder, conviction of the Executive of any felony, conviction of the Executive of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, willful misconduct by the Executive in connection with the performance of any material portion of the Executive's duties hereunder or breach by the Executive of any material provision of this Agreement or the Code of Business Conduct of the Company as it may be in effect from time to time or any other conduct on the part of the Executive which would make the Executive's continued employment by the Company materially prejudicial to the best interests of the Company, the Company may, at any time by written notice to the Executive, terminate the Term, and, upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned to the date of such termination.

         4.4 Company Breach; Company Termination. In the event of the breach of any material provision of this Agreement by the Company or the failure of the Compensation Committee (or other appropriate Committee of the Company's Board of Directors) to fully implement the Company's recommendation pursuant to
Section 3.3, the Executive shall be entitled to terminate the Term upon 60 days' prior written notice to the Company. The Company shall have the right to terminate the Term at any time and without prior notice other than pursuant to Sections 4.1, 4.2, or 4.3 upon notice to the Executive. Upon such termination by the Executive, or in the event the Company terminates the Term other than pursuant to the provisions of Sections 4.1, 4.2 or 4.3, the Company shall either (i) to make payments in the amounts prescribed by Section 3.1 (less amounts required by law to be withheld) and to continue the Executive's participation in the group medical and dental plans of the Company under COBRA at the active employee contribution rate then in effect, conditioned upon the Executive's execution of a release and confidentiality agreement satisfactory to the Company in its sole discretion, in each case until December 31, 2000, or
(ii) to pay severance at the Base Salary in effect as of the date of termination of the Term for a total of twelve months (the "Severance Period") and to continue the Executive's participation in the group medical and dental plans of the Company under COBRA at the active employee contribution rate then in effect for the Severance Period conditioned upon the Executive's execution of a release and confidentiality agreement satisfactory to the Company in its sole discretion. Any compensation earned by the Executive from other employment or a consultancy (without regard to when such compensation is paid) shall reduce the post-employment payments provided for herein and provided further that the Executive shall cease to be covered by medical and/or dental plans of the Company at such time as the Executive becomes covered by like plans of another company. Notwithstanding the foregoing, if during the period that such post-employment payments are made to the Executive, the Executive undertakes Permanent Employment (as hereinafter defined), then in lieu of reduction of such payments as provided in the preceding sentence, within 10 days after the Company determines that the Executive has undertaken Permanent Employment the Company may, in its sole discretion elect to pay to the Executive a lump sum equal to the lesser of (i) the then


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present value (discounted at the rate of 6% per annum from the date of termination of the Term to the date of such determination) of 50% of the balance of the payments or (ii) six months' payments at the Base Salary in effect as of the date of termination of the Term, in either case less amounts required by law to be withheld, in satisfaction and discharge of any further obligation pursuant to this Section. For purposes hereof, "Permanent Employment" shall mean employment undertaken by the Executive (i) pursuant to an agreement, offer letter or policy which provides for not less than six months' severance upon termination of such employment otherwise than for cause, or (ii) which continues with an employer and/or its affiliates for not less than three months, or (iii) which the Executive elects, by written notice to the Company, to treat as Permanent Employment for purposes of this Section.

         4.5 Litigation Expenses. Except as provided for in the attached Employee Agreement as to Confidentiality and Non-Competition, in the event the Company and the Executive become involved in any action, suit or proceeding relating to the alleged breach of this Agreement by the Company or the Executive, and if a judgment in such action, suit or proceeding is rendered in favor of the Executive, the Company shall reimburse the Executive for all expenses (including reasonable attorneys' fees) incurred by the Executive in connection with such action, suit or proceeding. Such costs shall be paid to the Executive promptly upon presentation of expense statements or other supporting information evidencing the incurrence of such expenses.


    5. Protection of Confidential Information; Non-Competition.

         The Executive agrees to be bound by and comply with all provisions of the attached Employee Agreement as to Confidentiality and Non-Competition.

    6. Inventions and Patents; Intellectual Property.

         The Executive agrees to be bound by and comply with all provisions of the attached Employee Agreement on Confidentiality and Non-Competition.

    7. Indemnification.

         The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

    8. Notices.

         All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the third date after the date mailed), as


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follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):


                                    If to the Company, to:

                                    The Cosmetic Center, Inc.
                                    625 Madison Avenue
                                    New York, NY  10022
                                    Attention:  Secretary
                                    Fax.:  212-527-4895

                                    If to the Executive, to:

         An address (with fax number, if any), will specified by the Executive as soon as possible.

                                    With a copy to:

                                    Richard Waller, Esq.
                                    Katten, Muchin & Zavis
                                    525 West Monroe Street
                                    Suite 1600
                                    Chicago, Illinois  60661
                                    Fax: (302) 902-1061


    9. General.

         9.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely in Maryland.

         9.2 Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.3 Entire Agreement. This Agreement, along with the Company's Code Of Conduct and related policies (as in effect from time to time), the Employee Agreement as to Confidentiality of Information and Securities Trading executed by the Executive and the Employee Agreement as to Confidentiality and Non-Competition executed by the Executive, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.


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         9.4 Assignment. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of its business or assets and, in any event, the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

         9.5 Amendment; Waiver. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         9.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall be considered one and the same instrument.

         9.7 Severability. In the event any of the covenants contained in this Agreement, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

         9.8 Subsidiaries. As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           THE COSMETIC CENTER, INC.

                                           By:
                                              ---------------------------
                                                      Chairman


                                           ------------------------------[L.S.]
                                             Mary Elizabeth Burton


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